Exhibit 99.1

Media Contact:	Ken Fields
Fleishman-Hillard
314-982-0556 (office)
314-640-2529 (cell)

ken.fields@fleishman.com

Investor Relations Contact:	Brad Edwards
Brainerd Communicators, Inc.
212-986-6667

edwards@braincomm.com

FDA Issues Further Guidance About Makena®

FDA recommends healthcare providers prescribe FDA-approved Makena first-line for clinically-indicated patients

St. Louis, MO – July 2, 2012 – K-V Pharmaceutical Company (the “Company”) (NYSE: KV.A/KV.B) today addressed the additional guidance provided by the U.S. Food and Drug Administration (FDA), which issued a Questions and Answers document on June 29 to clarify its June 15, 2012 statement on compounded versions of hydroxyprogesterone caproate (the active ingredient in Makena®). FDA provides further guidance to healthcare providers and pregnant women at high risk for recurrent preterm birth, recommending the use of FDA-approved Makena® rather than compounded drug formulations of hydroxyprogesterone caproate. The agency also describes its enforcement policy towards compounded formulations of hydroxyprogesterone caproate. Makena® is the only FDA-approved medication indicated to reduce the risk of preterm birth in women with a singleton pregnancy who have a history of singleton spontaneous preterm birth.

FDA’s June 29, 2012 Q&A can be found here:

http://www.fda.gov/NewsEvents/Newsroom/PressAnnouncements/ucm310215.htm

FDA’s Questions and Answers document recommends that healthcare providers prescribe FDA-approved Makena® first-line for clinically indicated patients and provides guidance on how patients can know if they are receiving Makena®. FDA states, in part:

•	“If there is an FDA-approved drug that is medically appropriate for a patient, the FDA-approved product should be prescribed and used.”

•

“Makena® was approved based on an affirmative showing of safety and efficacy. The company also demonstrated the ability to manufacture a quality product. The pre-market review process included a review of the company’s manufacturing information, such as the source of the API used in the manufacturing of the drug, proposed manufacturing processes, and the firm’s adherence to current good manufacturing practice.”

•	“Compounded drugs do not undergo the same premarket review and thus lack an FDA finding of safety and efficacy and lack an FDA finding of manufacturing quality.”

“It is important for healthcare providers to take the time to read and understand FDA’s Questions and Answers document issued on June 29, and counsel patients accordingly,” said Douglas Laube, M.D., M.Ed., Professor, Department of Obstetrics and Gynecology, University of Wisconsin Medical School, and Former President, ACOG. “I encourage the medical community to help resolve issues in disparity of care that may have resulted from confusion about the differences between FDA-approved and compounded products, and work together towards addressing the issue of prematurity in the United States.”

FDA also describes its enforcement policy towards compounded formulations of hydroxyprogesterone caproate. FDA states:

•

“The compounding of any drug, including hydroxyprogesterone caproate, should not exceed the scope of traditional pharmacy compounding … The FDA does not consider compounding large volumes of copies, or what are essentially copies, of any approved commercially-available drug to fall within the scope of traditional pharmacy practice.”

•	“The FDA’s June 15, 2012 statement should not be interpreted to mean that the FDA will take enforcement action only if the agency identifies a particular safety problem.”

•

“The FDA may take enforcement action against pharmacies that compound large volumes of drugs that are essentially copies of commercially available products and for which there does not appear to be a medical need for individual patients to whom the drug is dispensed.”

Tens of thousands of pregnant women at high risk for recurrent preterm birth are being denied FDA-approved Makena® by certain payers whose coverage policies cite outdated March 2011 statements from FDA and the Center for Medicare and Medicaid Services (CMS). As a result of these unreasonable coverage policies, in certain states, Medicaid participants, in particular, have been denied access to the only FDA-approved medication for their condition—despite the clinical judgment made by many healthcare providers that FDA-approved Makena® is the appropriate choice for their patients, and despite FDA’s repeated statements that Makena® offers greater assurance of safety and effectiveness than compounded 17P formulations.

Low-income pregnant women are known to be at higher risk for premature birth. Policies imposed by certain state Medicaid agencies force a pregnant woman at high risk for recurrent preterm birth to “try and fail” or be “unable to tolerate” compounded 17P formulations before the state will approve Makena® for her; others require that she and her physician must demonstrate “medical necessity” for Makena® instead of compounded formulations. These coverage policies disregard guidance issued by FDA and CMS, including the most recent statements. Notably, some states with such policies in place also have prematurity rates above the national average of 12.2 percent—an outcome with heartbreaking results for families and the potential for high life-long medical costs, a significant portion of which will likely be borne by Medicaid.

“Babies born early put a very large financial strain on our healthcare delivery system, and many of these children have persistent developmental delay or lifelong disability. The patient population for Makena® is known to be at particularly high risk for having repeat preterm births,” said Casey Younkin, MD, Associate Professor, Division of General OB/GYN, Southern Illinois University School of Medicine. “Potency and purity can vary in compounded formulations. I want to ensure that all of my patients, regardless of their socioeconomic status, have access to FDA-approved Makena®. It is important for State Medicaid programs—including my home state of Illinois—to examine their coverage policies to ensure they are in alignment with both FDA’s guidance and evidence-based protocols. No other form of progesterone has been determined by FDA to be effective in this patient population.”

As part of its commitment to patients and healthcare providers, the Company has made substantial efforts to work with payers to facilitate insurance coverage of Makena®. The Company’s significantly reduced pricing to both commercial and Medicaid payers make the cost of a full course of therapy a fraction of the average cost of a preterm birth. Further, patient co-pays are averaging approximately $8 per injection (often less than the cost to patients for compounded drug formulations). The Company provides Makena® at no out-of-pocket cost to clinically-indicated uninsured women through its financial assistance programs.

KV President and CEO Greg Divis commented, “FDA’s further guidance issued on June 29 underscores the need for payers who have made access to Makena difficult to promptly remove roadblocks that have prevented patients from receiving the only FDA-approved drug for their condition. Changing their coverage policies is in the best interests of pregnant women.”

About Makena® (hydroxyprogesterone caproate injection)

Makena is a progestin indicated to reduce the risk of preterm birth in women with a singleton pregnancy who have a history of singleton spontaneous preterm birth. The effectiveness of Makena is based on improvement in the proportion of women who delivered <37 weeks of gestation. There are no controlled trials demonstrating a direct clinical benefit, such as improvement in neonatal mortality and morbidity.

Limitation of use: While there are many risk factors for preterm birth, safety and efficacy of Makena has been demonstrated only in women with a prior spontaneous singleton preterm birth. It is not intended for use in women with multiple gestations or other risk factors for preterm birth.

Important safety information for Makena (hydroxyprogesterone caproate injection)

•	Makena should not be used in women with any of the following conditions:

-	Current or history of thrombosis or thromboembolic disorders

-	Known or suspected breast cancer, other hormone-sensitive cancer or history of these conditions

-	Undiagnosed abnormal vaginal bleeding unrelated to pregnancy

-	Cholestatic jaundice of pregnancy

-	Liver tumors, benign or malignant, or active liver disease

-	Uncontrolled hypertension

•	Makena should be discontinued if thrombosis or thromboembolism occurs

•	Allergic reactions, including urticaria, pruritus and angioedema, have been reported with use of Makena or with other products containing castor oil

•	Women receiving Makena should be monitored if they:

-	Are prediabetic or diabetic

-	Have conditions that may be affected by fluid retention, such as preeclampsia, epilepsy, cardiac or renal dysfunction

-	Have a history of clinical depression; Makena should be discontinued if depression recurs

-	Develop jaundice; consider whether benefit of use warrants continuation

-	Develop hypertension

•

Certain pregnancy-related fetal and maternal complications or events were numerically increased in Makena-treated subjects as compared to placebo subjects, including miscarriage (2.4% vs. 0%) and stillbirth (2% vs. 1.3%), admission for preterm labor (16% vs. 13.8%), preeclampsia or gestational hypertension (8.8% vs. 4.6%), gestational diabetes (5.6% vs. 4.6%), and oligohydramnios (3.6% vs. 1.3%)

•

The most common adverse reactions reported in ≥2% of subjects and at a higher rate in the Makena group than in the control group were injection site reactions (pain [35% vs. 33%], swelling [17% vs. 8%], pruritus [6% vs. 3%], and nodule [5% vs. 2%]), urticaria (12% vs. 11%), pruritus (8% vs. 6%), nausea (6% vs. 5%), and diarrhea (2% vs. 1%)

About K-V Pharmaceutical Company

K-V Pharmaceutical Company is a specialty branded pharmaceutical company with a primary focus in the area of women’s healthcare. As such, we are committed to advancing the health of women across all the stages of their lives.

For further information about K-V Pharmaceutical Company, please visit the Company’s corporate website at www.kvpharmaceutical.com.

Cautionary Note Regarding Forward-Looking Statements

This release contains various forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995 (the “PSLRA”) and which may be based on or include assumptions concerning our operations, future results and prospects. Such statements may be identified by the use of words like “plan,” “expect,” “aim,” “believe,” “project,” “anticipate,” “commit,” “intend,” “estimate,” “will,” “should,” “could,” “potential” and other expressions that indicate future events and trends.

All statements that address expectations or projections about the future, including, without limitation, statements about product launches, governmental and regulatory actions and proceedings, market position, revenues, expenditures and the impact of the recall and suspension of shipments on revenues, adjustments to the financial statements, the filing of amended SEC filings and other financial results, are forward-looking statements.

All forward-looking statements are based on current expectations and are subject to risk and uncertainties. In connection with the PSLRA’s “safe harbor” provisions, we provide the following cautionary statements identifying important economic, competitive, political, regulatory and technological factors, among others, that could cause actual results or events to differ materially from those set forth or implied by the forward-looking statements and related assumptions. Such factors include (but are not limited to) the following:

(1)	our ability to continue as a going concern;

(2)	the risk that the Company may be insolvent in the near term, if it is not able to generate sufficient liquidity to satisfy its upcoming payment obligations including $95.0 million of milestone payments owed to Hologic beginning August 4, 2012 and a $13.5 million interest payment owed on its senior secured notes due on September 15, 2012;

(3)	the risk that, if necessary, the Company will be unsuccessful in attempts to restructure its existing capital structure and operations;

(4)	risks associated with the introduction and growth strategy related to the Company’s Makena® product, including:

(a)	the impact of competitive, commercial payor, governmental (including Medicaid program), physician, patient, public or political responses and reactions, and responses and reactions by medical professional associations and advocacy groups, on the Company’s sales, marketing, product pricing, product access and strategic efforts;

(b)

the possibility that the benefit of any period of exclusivity resulting from the designation of Makena® as an orphan drug may not be realized as a result of U.S. Food and Drug Administration’s (the “FDA”) decision announced on March 30, 2011 to decline to take enforcement action with regards to compounded alternatives, as updated on June 15, 2012;

(c)

the Center for Medicare and Medicaid Services’ (“CMS”) prior policy regarding Medicaid reimbursement for Makena®, as updated on June 15, 2012, and the resulting coverage decisions for Makena® by various state Medicaid and commercial payors;

(d)

the statements made on June 15, 2012 by FDA and CMS may not lead to state Medicaid and other payers making Makena® easily accessible to patients, that unreasonable policies and conditions may continue to be imposed and compounding of hydroxyprogesterone caproate could continue to exceed the scope of traditional pharmacy compounding;

(e)	the satisfaction or waiver of the terms and conditions for our continued ownership of the full U.S. and worldwide rights to Makena® set forth in the previously disclosed Makena® acquisition agreement;

(f)	the number of preterm birth risk pregnancies for which Makena® may be prescribed, its safety and side effects profiles and acceptance of pricing;

(g)	the risk that, if needed, future modifications or amendments to the agreement with Cytyc Prenatal Products Corp. and Hologic, Inc. (Cytyc Prenatal Products Corp. and Hologic, Inc. are referred to collectively as “Hologic”) may be unsuccessful; and

(h)	our ability to generate sufficient capital to satisfy the $95.0 million of remaining milestone payments to Hologic related to the purchase of Makena®, which are due beginning August 4, 2012;

(5)	the possibility of further delay or inability to obtain FDA approvals to relaunch Clindesse® and Gynazole-1® and the possibility that any other product relaunch may be delayed or unsuccessful;

(6)	risks related to compliance with various agreements and settlements with governmental entities including, including:

(a)	the consent decree between the Company and the FDA and the Company’s suspension in 2008 and 2009 of the production and shipment and the nationwide recall of all of the products that it formerly manufactured, as well as the related material adverse effect on our revenue, assets, liquidity and capital resources;

(b)	the agreement between the Company and the Office of Inspector General of the U.S. Department of Health and Human Services (“HHS OIG”) to resolve the risk of potential exclusion of the Company from participation in federal health care programs;

(c)	our ability to comply with the plea agreement between a now-dissolved subsidiary of the Company and the U.S. Department of Justice, including the remaining payments owed under the plea agreement; and

(d)	our ability to comply with the Settlement Agreement dated December 6, 2011 with the Department of Justice, the United States Attorney’s Office for the District of Massachusetts, the Office of Inspector General of the Department of Health and Human Services and the TRICARE Management Activity (collectively the “Parties”) resolving certain claims under the qui tam provisions of the False Claims Act, including the remaining payments owed under the Settlement Agreement, which could result in significant penalties including exclusion from participation in federal health care programs;

(7)	the availability of raw materials and/or products manufactured for the Company under contract manufacturing agreements with third parties;

(8)	risks that the Company may not ultimately prevail in, or that insurance proceeds, if any, will be insufficient to cover potential losses that may arise from:

(a)	the series of putative class action lawsuits alleging violations of the federal securities laws by the Company and certain individuals;

(b)	product liability lawsuits, including the possibility that our current estimates of the financial effects of ongoing product liability claims and lawsuits could prove to be incorrect;

(c)	lawsuits pertaining to indemnification and employment agreement obligations involving the Company and its former Chief Executive Officer; and

(d)	challenges to our intellectual property rights by actual or potential competitors and challenges to other companies’ introduction or potential introduction of generic or competing products by third parties against products sold by the Company;

(9)	the possibility that our current estimates of the financial effect of previously announced product recalls could prove to be incorrect;

(10)	risks related to the Company’s highly leveraged capital structure, including:

(a)	the risk that the maturities of our debt obligations may be accelerated due to our inability to comply with scheduled interest and principal payments, covenants and restrictions contained in our loan agreements;

(b)	restrictions on the ability to increase our revenues through certain transactions, including the acquisition or in-licensing of products or relaunch of certain of our products;

(c)	the risk that, if required, efforts to negotiate amendments to, modification or restructuring of our existing debt obligations may not be successful; and

(d)	risks that future changes in the Board of Directors may lead to an acceleration of the maturities of the Company’s debt;

(11)	the risk that we may not be able to again satisfy the quantitative listing standards of the New York Stock Exchange (“NYSE”) with respect shares of our Class A common stock. On June 26, 2012 we received a notice from the NYSE that shares of our Class A common stock fell below the quantitative listing standard to maintain a 30 day average price of greater than $1.00 per share. While the NYSE does allow a period of time to recover and again meet the quantitative listing in the future face, we face the risk that the price per share may not rise to a level to satisfy this requirement. We face the additional risk that we may not meet other quantitative listing standards in the future, including with respect to minimum share price of our Class B shares, public float and minimum market capitalization; and

(12)	the risks detailed from time to time in the Company’s filings with the Securities and Exchange Commission (the “SEC”).

This discussion is not exhaustive, but is designed to highlight important factors that may impact our forward-looking statements.

Because the factors referred to above, as well as the statements included in Part I, Item 1A—“Risk Factors,” of our Annual Report on Form 10-K for the fiscal year ended March 31, 2012 could cause actual results or outcomes to differ materially from those expressed in any forward-looking statements made by us or on our behalf, you should not place undue reliance on any forward-looking statements. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statements in this “Cautionary Note Regarding Forward-Looking Statements” and the risk factors that are included under Part I, Item 1A of the Fiscal 2012 Form 10-K. Further, any forward-looking statement speaks only as of the date on which it is made and we are under no obligation to update any of the forward-looking statements after the date of this release. New factors emerge from time to time, and it is not possible for us to predict which factors will arise, when they will arise and/or their effects. In addition, we cannot assess the impact of each factor on our future business or financial condition or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.